UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) December 28, 1998
                                                --------------------------------



                           FIRST PRIORITY GROUP, INC.
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             (Exact name of registrant as specified in its charter)


       New York                         0-21467                   11-2750412
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State or other jurisdiction           (Commission              (IRS Employer
   of incorporation)                  File Number)           Identification No.)



51 East Bethpage Road, Plainview, New York                            11803-4224
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code  (516) 694-1010
                                                  ------------------------------



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         (Former name or former address, if changed since last report.)


    This document contains 18 pages. The Exhibit Index is located on page 3.

Item 5.  Other Events.

        a. On December 28, 1998, the Board of Directors of First Priority Group, Inc. (the "Company") authorized the issuance of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.015 per share (the "Common Stock"), of the Company. The description and terms of the Rights, and certain defined terms used herein, are set forth in a Rights Agreement (the "Rights Agreement") between the Company and North American Transfer Co. as Rights Agent (the "Rights Agent"), dated as of December 28, 1998 and attached hereto as Exhibit 4, and are summarized in Exhibit C to the Rights Agreement. The Rights Agreement, including Exhibit C thereto, is hereby incorporated herein by reference.

        b. On December 28, 1998, the Board of Directors of the Company also adopted the following amendments to the Company's By-laws:

        (i) Article I Section 2 was amended to provide that shareholders shall have no right to call special meeting of shareholders.

        (ii) Article I Section 3 was amended to require that a shareholder desiring to bring up business at an annual meeting so notify the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"), or if the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, not later than the close of business on the later of (A) the 75th day prior to the scheduled date of the annual meeting or (B) the 15th day following the day on which public announcement of the date of such annual meeting is made by the Company.

        (iii) Article II Section 1 was amended to implement a classified board of directors. The directors will be classified, with respect to the term for which they hold office, into three classes, as nearly equal as possible. One class of directors (consisting of one director) shall be elected for a term expiring at the annual meeting to be held in 1999, another class (consisting of two directors) shall be elected for a term expiring at the annual meeting to be held in 2000, and another class (consisting of two directors) shall be elected for a term expiring at the annual meeting to be held in 2001.

        (iv) Article II Section 2 was amended to require that shareholders desiring to nominate one or more candidates for election to the board of directors so notify the Company not less than 60 days nor more than 90 days prior to the Anniversary Date, or if the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, not later than the close of business on the later of
(A) the 75th day prior to the scheduled date of the annual meeting or (B) the 15th day following the day on which public announcement of the date of such annual meeting is made by the Company.

        (v) Article IX Section 1 was amended to require that the by-laws may only be amended or repealed by the shareholders by an affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a class.

                                 Page 2 of 18 Pages

        The amendments relating to the classified board (clause (iii) above) and the shareholder super-majority provision (clause (v) above) are subject to shareholder approval, which the Company currently intends to seek at the next annual meeting of shareholders. The amended and restated By-laws are attached hereto as Exhibit 3, and are hereby incorporated herein by reference.


Item 7. Exhibits.

3         Amended and Restated By-laws of First Priority Group, Inc.

4 Shareholders Rights Agreement, dated as of December 28, 1998, between First Priority Group, Inc. and North American Transfer Co., as Rights Agent, together with Exhibits A, B and C attached thereto. (Incorporated by reference to the Registrant's Registration Statement on Form 8-A filed on December 31, 1998).




                                 Page 3 of 18 Pages

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    FIRST PRIORITY GROUP, INC.

                                    By:  /s/ Barry Siegel
                                        ---------------------------
                                    Name:  Barry Siegel
                                    Title: Chairman and CEO


Date:  January 4, 1999



                                    Page 4 of 18 Pages

                    Exhibits Index

Exhibit Number      Description
--------------      -----------

3                   Amended and Restated Bylaws of First Priority Group, Inc.

4 Shareholder Rights Agreement, dated as of December 28, 1998 between First Priority Group, Inc. and North American Transfer Co., as Rights Agent, together with Exhibits A, B and C thereto. (Incorporated by reference to the Registrant's Registration Statement on Form 8-A filed on December 31, 1998).



                               Page 5 of 18 Pages